EXHIBIT 10.1


                      AMENDMENT TO AMERICAN STORES COMPANY
                     1997 STOCK OPTION AND STOCK AWARD PLAN
                          DATED AS OF OCTOBER 8, 1998

                  The American Stores Company 1997 Stock Option and Stock Award Plan (the "1997 Plan") is hereby amended as follows:

                    1. The last sentence of Section 5(k) of the 1997 Plan is hereby amended to read in its entirety as follows:

         Notwithstanding  the foregoing,  if any right granted  pursuant to this
         Section 5(k) would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 that is intended to be eligible for such accounting treatment, (i) the Committee shall have the ability to substitute the cash payable pursuant to this Section 5(k) with common stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder, (ii) the Exercise Period shall terminate as of the close of business on the date of consummation of such Change in Control transaction and (iii) the Change in Control Price shall be adjusted to provide the holders of options with fair value in exchange for any reduction in the Exercise Period as determined by the Committee in its sole.

                  2. Paragraph (c) of Section 10 of the 1997 Plan is hereby amended by inserting the words ", subject to adjustment by the Committee pursuant to Section 5(k)," after the word "means."

                  3. The foregoing amendment shall apply to options granted under the 1997 Plan that are outstanding on the date hereof as well as to options hereafter granted.

                  CERTIFICATE OF ADOPTION BY BOARD OF DIRECTORS

                  The undersigned, Mary V. Sloan, Vice President and Secretary of American Stores Company, hereby certifies that the foregoing Amendment to the American Stores Company 1997 Stock Option and Stock Award Plan was approved by the Board of Directors of the Company at a meeting of the Board of Directors duly called and held on October 8, 1998.

                                               /s/ Mary V. Sloan
                                               Mary V. Sloan
                                               Vice President and Secretary